*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

EXECUTION VERSION

Exhibit 10.7

LIMITED LIABILITY COMPANY AGREEMENT

Canopy USA, LLC

(A Delaware Limited Liability Company)

Effective as of September 1, 2022

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Section 12.16 Equitable Remedies	36
Section 12.17 Remedies Cumulative	36
Section 12.18 Counterparts	36
Section 12.19 Independent Counsel	36

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Canopy USA, LLC, a Delaware limited liability company (the “Company”), is entered into as of September 1, 2022 by and among the Company, the Member executing this Agreement as of the date hereof (collectively, the “Initial Member”), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

1. WHEREAS, the Company has been formed as a limited liability company in accordance with the Delaware Act (defined below); and

2. WHEREAS, the Member (defined below) agrees that the membership in and management of the Company shall be governed by the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Affected Manager” has the meaning set forth in Section 7.12.

“Affected Member” has the meaning set forth in Section 4.14.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided, however, that a Person that, directly or indirectly, owns or controls 25% or more of any voting securities, partnership, or other interests that provide the ability to cause the direction of the management and policies of such Person shall be deemed to control such other Person; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented, or restated from time to time, as provided herein.

“Announcement” has the meaning set forth in Section 12.02.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” has the meaning set forth in Section 7.01.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

“Cannabis” shall mean any of the following:

(i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome;

(ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof;

(iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose;

(iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and

(v) any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Codes;

“Cannabis Act” means an act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16, as amended from time to time.

“Cannabis Code” means any laws or regulations promulgated or enacted by state or local jurisdiction in which the Company or its Subsidiaries have operations pertaining to cannabis cultivation, dispensing, sale, storage, manufacturing, distribution, transporting, testing or other commercial cannabis activities within its respective jurisdiction including the Cannabis Act, Cannabis Regulations, the Controlled Drugs and Substances Act (Canada) and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any person.

“Cannabis Regulations” means Cannabis regulations under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Cannabis Regulatory Body” means all applicable state and local licensing authorities with authority under a Cannabis Code, as the case may be.

“Canopy” means Canopy Growth Corporation.

“Canopy Sub” means 11065220 Canada Inc.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the value of any property contributed to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries; (b) a sale resulting in no less than a majority of the Voting Shares being held by a Person other than a Member who was a Member immediately prior to the sale; or (c) a merger, consolidation, recapitalization, or reorganization of the Company with or into a Person that results in the inability of the Members to designate or elect a majority of the Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Subsidiary” means a Subsidiary of the Company.

“Confidential Information” has the meaning set forth in Section 12.02.

“Covered Person” has the meaning set forth in Section 11.01(a).

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Shares; (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Shares or otherwise) or any combination (by a reverse split of Shares or otherwise) of any outstanding Shares. “Distribute” when used as a verb shall have a correlative meaning.

“Distribution Ceiling” means, as at any time that a Distribution is declared by the Board, the maximum amount of a Distribution such that following the Distribution the Company remains solvent (as determined by the Board).

“Distribution Ceiling Pro Rata Amount” means the maximum amount of a Distribution that any Share may receive pursuant to the Distribution Ceiling, assuming the conversion of the Exchangeable Shares pursuant to Section 3.04(d). For the avoidance of doubt, while no Distribution shall actually be paid to any Member holding Exchangeable Shares, the Board shall determine the Distribution Ceiling Pro Rata Amount as if any and all Exchangeable Shares issued and outstanding at the time of determination had been converted into Class A Shares.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Fair Market Value” means the fair market value of a Share as determined by an appraiser appointed by the Company in its sole discretion, assuming that the Company was offered for sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price per Share is not affected by undue stimulus at such time or any control or voting rights premium, all on the basis of the long-term value of the Company as opposed to being determined by short-term market conditions. Implicit in this definition is the consummation of a sale as of the date the day prior to an automatic divestiture pursuant to Section 4.14 and the passing of title from the seller to the buyer whereby: (i) the buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash; and (v) the price per Share represents the normal consideration for the Company, on a per Share basis, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale, but taking into account the assumption by the buyer of any financing to the extent that it may be assumed by the buyer.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Initial Member” has the meaning set forth in the Preamble.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever.

“Liquidator” has the meaning set forth in Section 10.03(a).

“Losses” has the meaning set forth in Section 11.03(a).

“Manager” has the meaning set forth in Section 7.01.

“Managers Schedule” has the meaning set forth in Section 7.03(d).

“Member” means (a) each Initial Member; and (b) each Person who is hereafter admitted as a Member by holding Shares (i.e., a shareholder) in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Shares. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type, class, or series of Share or Shares held by such Member), as applicable, to (a) such Member’s Distributive share of the assets of the Company; (b) vote on, consent to, or otherwise participate in any decision of the Members as provided in this Agreement; and (c) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Officers” has the meaning set forth in Section 7.07.

“Permitted Transfer” has the meaning set forth in Section 10.01. “Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Protection Agreement” means that certain Protection Agreement to be entered into by and between the Company, Canopy Sub, and Canopy and to be attached hereto as Exhibit C upon execution.

“Removal Event” has the meaning set forth in Section 7.12.

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Secretary of State” has the meaning set forth in Section 2.01(a).

“Securities Act” means the Securities Act of 1933.

“Share” means a measure representing a fractional part of the Membership Interests of the Members and shall include all types, classes, and series of Shares, including the Class A Shares, the Class B Shares and the Exchangeable Shares; provided, that any type, class, or series of Shares shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement with respect to such type, class, or series of Shares and the Membership Interests represented by such type, class, or series of Share shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Share Purchase Agreement” means the Company’s standard form of Share Purchase Agreement, attached hereto as Exhibit B and the substantially similar final version entered into by the Company and any Person pursuant to which such Person acquires Shares in the Company.

“State and/or Local Cannabis Regulations” means any criminal, civil or administrative statute, regulation, ordinance, decree, court order or other proclamation having the force of law, enacted, adopted or issued by any state Government Authority or local Government Authority in the United States pertaining to the criminalization, decriminalization, regulation, or licensing of medical and/or recreational Cannabis sales, consumption, cultivation, distribution, or storage.

“State and/or Local Cannabis License” means any license required by a state or municipality in order to operate a Cannabis business or to own or lease property used by a Cannabis business within that state or municipality’s jurisdiction.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Underlying Company Subject Matter” has the meaning set forth in Section 7.13.

“Voting Members” has the meaning set forth in Section 4.07(b).

“Voting Shares” has the meaning set forth in Section 4.07(a).

“Wana Investor” means, collectively, Nancy Whiteman and her Affiliates, and their respective Permitted Transferees.

“WW” means, collectively, Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC.

Section 1.02 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and gender-neutral forms. Unless the context otherwise requires, references herein: (i) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II
Organization

Section 2.01 Formation.

(a) The Company was formed on September 1, 2022, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”).

(b) This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02 Purpose. The business of the Company will be to carry on any lawful business or activity, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

Section 2.03 Name. The name of the Company shall be Canopy USA, LLC.

Section 2.04 Principal Place of Business. The principal place of business of the Company will be established and maintained at 35715 Hwy 40, Ste D102, Evergreen, Colorado 80439, or at such other or additional place or places as the Board may determine from time to time.

Section 2.05 Registered Office and Registered Agent. The registered agent of the Company for the service of process and the registered office of the Company in the State of Delaware will be that person and location reflected in the Certificate. The Board may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act for any reason or the registered office should change, the Board will promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

Section 2.06 Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with the provisions of ARTICLE X and the Delaware Act.

ARTICLE III
SHARES

Section 3.01 Shares Generally. The Membership Interests of the Members shall be represented by issued and outstanding Shares, which may be divided into one or more types, classes, or series. Each type, class, or series of Shares shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Board shall maintain a schedule of all Members, their respective mailing addresses, and the amount and type, class, or series of Shares held by them (the “Members Schedule”), and shall be updated by the Board from time to time upon the issuance or Transfer of any Shares to any new or existing Member in accordance with this Agreement. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A. So long as any pledge or hypothecation of any Exchangeable Shares is in effect, the Company shall not elect for the Exchangeable Shares to be considered securities governed by Article 8 of the Uniform Commercial Code (as in effect in any relevant jurisdiction) without the prior written consent of all pledgees of such Exchangeable Shares.

Section 3.02 Authorization and Issuance of Class A Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Class A Shares (“Class A Shares”).

(a) Voting Rights. The holders of Class A Shares shall be entitled to receive notice of and to attend all meetings of the Members of the Company and to one vote in respect of each Class A Share held at all such meetings.

(b) Distributions. The holders of Class A Shares shall be entitled to receive such distributions (if any) as the Board may in their discretion declare. The holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution declared by the Board.

(c) Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its Members for the purpose of winding-up its affairs, the holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution of the assets and property of the Corporation.

(d) Subdivision or Consolidation. No subdivision or consolidation of the Class A Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

Section 3.03 Authorization and Issuance of Class B Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Class B Shares (“Class B Shares”).

(a) Voting Rights. The holders of Class B Shares shall be entitled to receive notice of and to attend all meetings of the Members and to one vote in respect of each Class B Share held at all such meetings.

(b) Distributions. The holders of Class B Shares shall be entitled to receive such distributions (if any) as the Board may in their discretion declare. The holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution declared by the Board.

(c) Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its Members for the purpose of winding-up its affairs, the holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution of the assets and property of the Corporation.

(d) Automatic Conversion. [***] (the “Conversion Event”). Upon the occurrence of the Conversion Event, the Corporation shall deliver notice in writing to each holder of Class B Shares accompanied by [***] as the Corporation may determine. [***].

(e) Authorized Capital. [***].

Section 3.04 Authorization and Issuance of Exchangeable Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Exchangeable Shares (“Exchangeable Shares”).

(a) Voting Rights. The holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the Members; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings the Members called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the Members.

(b) Distributions. The holders of the Exchangeable Shares shall not be entitled to receive any distributions.

(c) Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its Members for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company.

(d) Exchange Right. Each issued and outstanding Exchangeable Share may at any time at the option of the holder, be exchanged for one Class A Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Company accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the Company may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Corporation, the Company will issue a share certificate or other evidence of ownership representing Class A Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be exchanged, the holder is entitled to receive a new certificate or, if uncertificated, such other evidence of ownership as the Corporation may determine, representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Class A Shares hereunder will automatically be cancelled.

(e) Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Class A Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

Section 3.05 Certification of Shares.

(a) The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Shares held by such Members.

(b) In the event that the Board shall issue certificates representing Shares in accordance with Section 3.05(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Shares shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE IV
Members

Section 4.01 Admission of New Members.

(a) New Members may be admitted from time to time in connection with (i) an issuance of Shares by the Company in accordance with the provisions of this Agreement, and (ii) a Transfer of Shares, subject to compliance with the provisions of ARTICLE VIII.

(b) In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Shares (including a Permitted Transfer), such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions as may reasonably be deemed necessary or appropriate by the Board, including, if applicable, the receipt by the Company of payment for the issuance of the applicable Shares and the delivery of any certificate representing the Transferred Shares, duly endorsed to the Transferee to which the Transferred Shares are to be Transferred, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her, their, or its Shares.

Section 4.02 Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a) The Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b) Such Member (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, and (ii) agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares;

(c) Such Member’s Shares are being acquired for such Member’s own account solely for investment and not with a view to resale or distribution thereof;

(d) Such Member has been advised to obtain independent counsel to advise such Member individually in connection with the drafting, preparation, negotiation, and/or review of this Agreement and, if applicable, the Joinder Agreement. Such Member has conducted such Member’s own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries and such Member acknowledges having been provided adequate access to the personnel, properties, premises, and records of the Company and the Company Subsidiaries for such purpose;

(e) The determination of such Member to acquire Shares has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or the Company or by any of their Affiliates or Representatives;

(f) Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h) The execution, delivery, and performance of this Agreement or the Joinder Agreement by such Member (i) if it is an entity, have been duly authorized by all requisite entity action on the part of such Member and do not require such Member to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Member; (B) if such Member is an entity, its governing documents; or (C) any agreement or instrument to which such Member is a party or by which such Member is bound;

(i) This Agreement is valid, binding, and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);

(j) The Member has reviewed the Protection Agreement and acknowledges and agrees to the restrictions of the Company set forth in the Protection Agreement; and

(k) Neither the Member, nor, to the knowledge of the Member, any member, stockholder, other equityholder, officer, director, manager, or agent of the Member, has been deemed, by an unappealable determination by a Governmental Authority or court of competent jurisdiction that was opining specifically on the topic of Cannabis businesses and/or any State and/or Local Cannabis License, to be unfit to have an ownership or economic interest in a Cannabis business if such unfitness could be adverse to the issuance or maintenance of any State and/or Local Cannabis Licenses.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s representations and warranties made by such Member in any Share Purchase Agreement.

Section 4.03 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

Section 4.04 No Withdrawal. Except as set forth in Section 4.14-4.16 below, so long as a Member continues to hold any Shares, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Shares, such Person shall no longer be a Member.

Section 4.05 Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Shares owned by the deceased Member shall automatically be Transferred to such Member’s executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries, as applicable, as Permitted Transferees; provided, that within a reasonable time after such Transfer, the applicable Permitted Transferees shall sign a written undertaking substantially in the form of the Joinder Agreement and take any other action required under Section 4.01(b) as a condition to their admission as a Member.

Section 4.06 Voting.

(a) Except as otherwise provided by this Agreement (including Section 4.01, Section 4.02, Section 4.03, Section 7.02, and Section 12.11) or as otherwise required by the Delaware Act or Applicable Law:

(i) each Member shall be entitled to one vote per Class A Share and one vote per Class B Share on all matters upon which the Members have the right to vote under this Agreement; and

(ii) the Exchangeable Shares shall not confer any voting rights.

Section 4.07 Meetings.

(a) As used herein, the term “Voting Shares” shall mean both Class A Shares and Class B Shares:

(b) Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 50% of the relevant Voting Shares. Only Members who hold the relevant Voting Shares (“Voting Members”) shall have the right to attend meetings of the Members; provided, however, that Members holding Exchangeable Shares (“Exchange Members”) shall have the right to attend meetings of the Members called for the purpose of authorizing the dissolution, liquidation or Change of Control of the Company (any such occurrence, a “Major Event”).

(c) Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d) Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f) The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members; provided, that the appropriate Voting Members shall have been notified of the meeting in accordance with Section 4.07(c); and provided, further, that, notwithstanding anything herein to the contrary, such other business to be conducted shall not pertain to a Major Event. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.08 Quorum; Required Vote. A quorum of any meeting of the Voting Members shall require the presence in person or by proxy of Members holding a majority of the applicable Voting Shares held by all Members. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the applicable quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the applicable Voting Shares held by all Members.

Section 4.09 Action Without Meeting. Notwithstanding the provisions of Section 4.07 and Section 4.08, any matter that is to be voted on, consented to, or approved by Voting Members may be taken without a meeting, without prior notice, and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the minimum number of Shares that would be necessary to authorize or take such action at a meeting at which each Member entitled to vote on the action were present and voted; provided, however, that if such written consent pertains to a Major Event, such written consent shall be simultaneously provided to each Exchange Member. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members. The Company shall, within three (3) Business Days following the taking of any such action without a meeting by less than unanimous written consent, provide notice, together with a copy of the action taken, to those Members who were entitled to vote on such matter but have not consented thereto in writing.

Section 4.10 Power of Members.

(a) The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in his, her, their, or its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

(b) For so long as the Wana Investor retains the right to designate an individual to the Board pursuant to Section 7.02(b)(ii), and for so long as WW is a Company Subsidiary (and operates as a standalone company), the Company shall be required to obtain the consent of the Wana Investor prior to WW appointing any new chief executive officer or, in the event there is no chief executive officer, the highest ranking executive at WW, and the Company shall not permit WW to make any such appointment without the prior approval of the Wana Investor.

Section 4.11 Other Activities of Members; Business Opportunities. Each Member and such Member’s Affiliates may, subject to performing any of their obligations set out in this Agreement or in any other agreement to which such Member or Affiliate is a party with the Company or any Company

Subsidiary, engage in any other activities, ventures, or businesses, regardless of whether those activities, ventures, or businesses are similar to or competitive with the business of the Company or any Company Subsidiary; provided that such Member or Affiliate does not engage in such activity, venture, or business as a result of or using Confidential Information. None of the Members or any of their Affiliates shall be obligated to account to the Company or to any other Member for any profits or income earned or derived from such other activities, ventures, or businesses. None of the Members or any of their Affiliates shall be obligated to inform the Company or the other Members of any investment or business opportunity of any type or description.

Section 4.12 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 4.13 Protection Agreement. Each Member hereby agrees they shall not take any action or fail to take an action, and shall cause the Company not to take any action or fail to take an action, of which the result is a contravention or breach of any term of the Protection Agreement without the consent of Canopy Sub, Canopy or any of their permitted assigns, as applicable.

Section 4.14 Automatic Divestiture of a Member. If, during anytime while the Company or any Company Subsidiary holds a local or state license pursuant to a Cannabis Code, any of the following occur to a Member or to a member or shareholder of an entity that is a Member of the Company, subject to Section 4.15 below, all interests of that Member (the “Affected Member”) in the Company will automatically and immediately terminate, and the Affected Member will cease to be a Member:

(a) the Affected Member or any entity that it owns or controls incurs a revocation of any Cannabis business license, and it is determined by the Board that such revocation has a material adverse effect upon the issuance or continued good standing of any of the Company’s State and/or Local Cannabis Licenses;

(b) a Cannabis Regulatory Body or local licensing authority issues a recommendation or advises Company’s counsel that stating that the Affected Member is unfit to have an ownership or economic interest in a Cannabis business;

(c) a Cannabis Regulatory Body or local licensing authority issues a recommendation against the issuance to the Company of a State and/or Local Cannabis License or revokes a State and/or Local Cannabis License, which recommendation cites the participation of the Affected Member as a material factor in the decision, or a Cannabis Regulatory Body or local licensing authority conditions the issuance of a State and/or Local Cannabis License on the Company removing the Affected Member in the Company;

(d) a Cannabis Regulatory Body or local licensing authority advises the Company or any Subsidiary in writing, or it is otherwise determined by court order, that a decision on the Company’s or any Subsidiary’s State and/or Local Cannabis License is being delayed beyond one (1) year following the filing of the Company’s or any Subsidiary’s application for a State and/or Local Cannabis License, and the Company or any Subsidiary is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Member;

(e) the Affected Member demonstrates a repeated failure to attend meetings with a Cannabis Regulatory Body or any local licensing authority as may be required for the Company or any Subsidiary business to be conducted. As used herein, repeated failure to attend shall be demonstrated by failure to attend any meeting without good cause, or any two (2) meeting with any licensing authority;

(f) the Affected Member fails to provide information to the Cannabis Regulatory Body which is requested by or required by a Cannabis Regulatory Body; or

(g) if the Affected Member is a partnership or other business entity and not a natural person, a member of the Affected Member is disqualified from obtaining an ownership interest in a licensed Cannabis business by final written determination of a Cannabis Regulator Body, unless such member is divested from the Affected Member in a timely manner.

Section 4.15 Right to Transfer In the Event of Automatic Divestiture of a Member. In addition to the rights provided to an Affected Member in Section 4.16(a) below, prior to the automatic divestiture described above for a period of twenty-one (21) days after a Member becomes an Affected Member such Affected Member shall have the right to Transfer its Shares to an individual or entity that would not, upon such Transfer, be an Affected Member. Any such proposed Transfer that is not to a Permitted Transferee of the Affected Member shall be subject to the approval of the Board, acting in their sole discretion.

Section 4.16 Settling of Accounts Following Automatic Divestiture of a Member.

(a) The Company shall continue in existence notwithstanding the automatic termination of any Member pursuant to Section 4.14 above. Notwithstanding any provision of this Agreement to the contrary, if the Affected Member is a corporate entity and the occurrence of any of the events enumerated in Section 4.14 above is due to a member, shareholder or manager of the Affected Member, the Affected Member shall have an option to redeem its Shares within 90 days of such divestiture (assuming the Affected Member did not Transfer the Shares pursuant to Section 4.15) and shall be restored to its ownership position before the divestiture events occur if the Board, a court of law, or a Cannabis Regulatory Body provides a written assurance or order that Affected Member has removed the member, shareholder or manager that caused any of the events enumerated in Section 4.14 above, pursuant to the terms of the Affected Member’s governing documents.

(b) Provided that there is no Transfer of the Affected Members Shares pursuant to Section 4.15 and the Affected Member’s Shares are cancelled pursuant to Section 4.14, the Company shall be liable for the terminated ownership interest of the Affected Member as follows: the Company shall deliver a note (the “Payoff Note”) to the Affected Member for 100% of the Fair Market Value of such Shares. The Payoff Note shall be payable over a three (3) year period and shall bear interest at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum or shall be discounted (using the same rate) to present value if an earlier payoff is required under the Cannabis Code. The terms of the Payoff Note shall include equal monthly payments and shall be reasonable and customary for a transaction of this type. The Company may sell the Affected Member’s Shares, in accordance with the terms of this Agreement, to finance the Payoff Note or for any other lawful reason.

ARTICLE V
Capital Contributions

Section 5.01 Capital Contributions. Each Initial Member owning Shares has made the Capital Contribution set forth on the Members Schedule and is deemed to own the number and class of Shares, in each case in the amounts set forth opposite such Initial Member’s name on the Members Schedule as in effect on the date hereof.

Section 5.02 Additional Capital Contributions.

(a) No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the approval of the Board, and in connection with an issuance of Shares made in compliance with this Agreement.

(b) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

ARTICLE VI
Distributions

Section 6.01 General. Subject to Section 6.02, Section 6.03, and Section 6.04, the Board shall have sole discretion regarding the amounts and timing of Distributions to Voting Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including present and anticipated debts and obligations, capital needs and expenses and reasonable reserves for contingencies).

Section 6.02 Priority of Distributions. Subject to the priority of Distributions pursuant to Section 10.03(c), if applicable, all Distributions determined to be made by the Board shall be made to the Members pro rata in proportion to their holdings of Class A Shares and Class B Shares, treated as a single class. The Company shall not make any distributions to holders of Exchangeable Shares for those Exchangeable Shares. The Board may classify any Distributions as a “dividend” or a “return of capital”.

Section 6.03 Distributions.

(a) The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of cash or in the form of securities or other property held by the Company. In any such non-cash Distribution, the securities or other property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or other property would be Distributed among the Members pursuant to Section 6.02.

(b) Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all

Applicable Laws that apply to such Distribution and any further transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on transfer with respect to such Applicable Law.

Section 6.04 Limitation on Distributions.

(a) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate the Protection Agreement, § 18-607 of the Delaware Act or other Applicable Law.

(b) The Distributions for each Class A Share and Class B Share shall not be greater than the Distribution Ceiling Pro Rata Amount and the Board shall not make any Distributions to any Share that goes beyond the Distribution Ceiling Pro Rata Amount.

ARTICLE VII
Management

Section 7.01 Establishment and Authority of the Board. A board of managers of the Company (the “Board”) is hereby established and shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 7.02 and Section 7.03. The business and affairs of the Company shall be managed, operated, and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority, and discretion for, on behalf of, and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, to exercise any rights and powers granted to the Company under this Agreement, and to exercise all power and authority vested in managers under the Delaware Act, in each case subject only to the terms of this Agreement. From time to time a Manager may be referred to as a “director” and the Board may be referred to as a “board of directors”.

Section 7.02 Board Composition.

(a) The Company and the Voting Members shall take such actions as may be required to ensure that, at all times following the issuance of a Class A Share, the number of managers constituting the Board is between two (2) and four (4), as determined by the Board from time to time, and that at least a majority of the Managers are United State residents. Prior to the issuance of a Class A Share, the number of managers constituting the Board shall be one (1). The initial Manager shall be David Klein.

(b) Following the issuance of one or more Class A Shares, the Board shall be comprised (and the Company and the Members shall take all such necessary actions, including voting all of such Member’s Shares, so that the Board is comprised) as follows:

(i) Canopy Sub may designate two individuals to the Board;

(ii) until the later of (A) the twenty-four month anniversary of the date of the first issuance of any Class A Shares to the Wana Investor and (B) such time as the Wana Investor, directly or indirectly, owns less than 10% of the total issued and outstanding Class A Shares, the Wana Investor may designate one individual to the Board;

(iii) so long as VCo Ventures LLC, directly or indirectly, owns 4.4% of the total issued and outstanding Class A Shares at any such time, VCo Ventures LLC may designate one individual to the Board; and

(iv) subject to the terms and conditions of the Protection Agreement, any remaining Board seats shall be elected by a majority of the Voting Members.

Section 7.03 Removal; Resignation.

(a) Subject to the terms and conditions of the Protection Agreement, the Members entitled to designate a Manager pursuant to Section 7.02 may remove such Manager at any time with or without cause, effective upon written notice to the other Members.

(b) Subject to the terms and conditions of the Protection Agreement, in the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation, or removal of a Manager, the Voting Members that were initially entitled to designate such Manager pursuant to Section 7.02 shall have the exclusive right to designate an individual to fill such vacancy and the Company (so long as such Voting Member continues to be entitled to designate an individual to the Board pursuant to Section 7.02(b)) and each Member hereby agrees to take such actions as may be required to ensure the election or appointment of any such designee to fill such vacancy on the Board.

(c) A Manager may resign at any time from the Board by delivering such Manager’s written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(d) The Board shall maintain a schedule of all Managers with their respective mailing addresses (the “Managers Schedule”), and shall update the Managers Schedule upon the appointment, removal, or replacement of any Manager in accordance with Section 7.02 or this Section 7.03.

(e) Notwithstanding the foregoing provisions of this Section 7.03 and Section 7.02 and subject to the terms and conditions of the Protection Agreement, the Company may, from time to time, grant the right to appoint one or more managers to the Board (subject to certain terms and conditions) (“Nomination Rights”), in which case the holders of the Class A Shares, as a class, shall not have the right to remove managers appointed pursuant to Nomination Rights or to appoint managers to vacant positions on the Board to the extent doing so would conflict with outstanding Nomination Rights. The Company shall also be entitled to grant the right to appoint one or more non-voting observers to the Board, whose access to Board proceedings and materials shall be limited to the extent the Company may determine is appropriate from time to time.

(f) Notwithstanding the foregoing, [***].

(g) Subject to Section 7.13, a Manager who becomes an Affected Manager shall be automatically removed as a Manager.

Section 7.04 Meetings.

(a) The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company, or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each regular meeting of the Board shall be given to each Manager at least forty-eight (48) hours prior to each such meeting. All Board meetings where a strategic decision of the Company will be made shall be held physically in the United States, or, if held by means of telephone or video conference, at least a majority of the Managers casting a vote at such meeting shall be physically present in the United States.

(b) Special meetings of the Board shall be held on the call of any two (2) Managers upon at least three (3) days’ written notice (if the meeting is to be held in person) or one (1) day written notice (if the meeting is to be held by telephone communications or video conference) to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself or herself.

(c) Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7.05 Quorum; Manner of Acting.

(a) A majority of the Managers serving on the Board present in person or by proxy shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law.

(c) Each Manager shall have one vote on all matters submitted to the Board or any committee thereof. Except as specifically provided otherwise in this Agreement, with respect to any matter before the Board, the affirmative act of a majority of the Managers in attendance at any meeting of the Board at which a quorum is present shall be the act of the Board, provided, however, that any senior management or executive compensation plan matters of the Company or any Company Subsidiary requiring approval of the Managers shall require the unanimous approval of the Managers.

Section 7.06 Action By Written Consent. Notwithstanding the provisions of Section 7.04 and Section 7.05, any action required or permitted to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed unanimously by all the Managers. Any such consent shall have the same force and effect as a vote at a meeting of the Board where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State. A majority of the Managers shall be physically present in the United States when signing any such written consent.

Section 7.07 Officers. Subject to the terms and conditions of the Protection Agreement, the Board may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the business of the Company and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer shall hold office until such Officer’s successor is designated by the Board or until such Officer’s earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Board. Any Officer may be removed by the Board (acting by majority vote of all Managers other than the Officer being considered for removal, if a Manager) with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal, or otherwise, may, but need not, be filled by the Board.

Section 7.08 Compensation and Reimbursement of Managers. This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment by the Company, and nothing herein shall be construed to have created any employment agreement with any Manager. Any Manager may be compensated for his, her, or their service as a Manager as determined by the Board. Each Manager shall be reimbursed for such Manager’s ordinary, necessary, and direct out-of-pocket expenses incurred in the performance of his, her, or their duties as a Manager.

Section 7.09 Other Activities of Managers; Business Opportunities. Nothing contained in this Agreement shall prevent any Manager from engaging in any other activities, ventures, or businesses, regardless of whether those activities, ventures, or businesses are similar to or competitive with the business of the Company or any Company Subsidiary; provided that such Manager does not engage in such activity, venture, or business as a result of or using Confidential Information. None of the Managers shall be obligated to account to the Company or to the Members for any profits or income earned or derived from such other activities, ventures, or businesses. None of the Managers shall be obligated to inform the Company or the Members of any business opportunity of any type or description.

Section 7.10 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company or the Company Subsidiaries, whether arising in contract, tort, or otherwise, solely by reason of being a Manager.

Section 7.11 Protection Agreement. No Manager shall take any action or fail to take an action, or shall cause the Company to take any action or fail to take an action, of which the result is a contravention or breach of any term of the Protection Agreement.

Section 7.12 Automatic Removal of a Manager. If, during anytime while the Company or any Company Subsidiary holds a local or state license pursuant to a Cannabis Code, any of the following occur to a Manager or to a member or shareholder of an entity that is a Manager of the Company, subject to Section 7.13 below, such Manager (the “Affected Manager”) shall be automatically and immediately removed from such position, and each Member agrees to take all necessary actions to remove the Affected Manager from such position, and the Affected Manager will cease to be a Manager (each, a “Removal Event”):

(a) the Affected Manager or any entity that it owns or controls incurs a revocation of any Cannabis business license, and it is determined by the Board that such revocation has a material adverse effect upon the issuance or continued good standing of any of the Company’s State and/or Local Cannabis Licenses;

(b) a Cannabis Regulatory Body or local licensing authority issues a recommendation or advises Company’s counsel that the Affected Manager is unfit to have a management interest or role in a Cannabis business;

(c) a Cannabis Regulatory Body or local licensing authority issues a recommendation against the issuance to the Company of a State and/or Local Cannabis License or revokes a State and/or Local Cannabis License, which recommendation cites the participation of the Affected Manager as a material factor in the decision, or a Cannabis Regulatory Body or local licensing authority conditions the issuance of a State and/or Local Cannabis License on the Company removing the Affected Manager as a Manager of the Company;

(d) a Cannabis Regulatory Body or local licensing authority advises the Company or any Subsidiary in writing, or it is otherwise determined by court order, that a decision on the Company’s or any Subsidiary’s State and/or Local Cannabis License is being delayed beyond one (1) year following the filing of the Company’s or any Subsidiary’s application for a State and/or Local Cannabis License, and the Company or any Subsidiary is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Manager;

(e) the Affected Manager demonstrates a repeated failure to attend meetings with a Cannabis Regulatory Body or any local licensing authority as may be required for the Company or any Subsidiary business to be conducted. As used herein, repeated failure to attend shall be demonstrated by failure to attend any meeting without good cause, or any two (2) meeting with any licensing authority;

(f) the Affected Manager fails to provide information to the Cannabis Regulatory Body which is requested by or required by a Cannabis Regulatory Body; or

(g) if the Affected Manager is a partnership or other business entity and not a natural person, a member of the Affected Manager is disqualified from obtaining an ownership interest in a licensed Cannabis business by final written determination of a Cannabis Regulatory Body, unless such member is divested from the Affected Manager in a timely manner.

Section 7.13 Right to Withdraw or Recuse In the Event of Automatic Removal. Prior to the automatic removal described above, if the Removal Event is the result of a specific Company transaction or other action (such as a license acquisition that requires the approval of a Cannabis Regulatory Body) or the Affected Manager’s involvement with a specific and distinct part of the Company or a Company Subsidiary (such as operation of a subset of the Company’s licenses) (in any case, “Underlying Company Subject Matter”), then, the Affected Manager may withdraw or recuse themselves from such Underlying Company Subject Matter if the recusal or withdrawal is permitted by the applicable Cannabis Regulatory Body and has the same effect on the Company as it relates to the Underlying Company Subject Matter as if the Affected Manager being removed as manager. Whether a Removal Event has occurred and, if so, whether the Affected Manager may withdraw or recuse themselves from the Underlying Company Subject Matter instead of being removed shall be determined by a majority of the Managers who are not Affected Managers; provided, that before such Managers permit a recusal or withdrawal, they must first receive advice of Company’s counsel that recusal or withdrawal will have the same effect on the Underlying Company Subject Matter as removal would. Such withdrawal or removal shall be set forth in a written resolution of the Board. In the event a Removal Event occurs but does not affect the Underlying Company Subject Matter (which shall be determined by the acceptance or approval by the relevant Cannabis Regulatory Body of either (i) the Affected Manager acting as a Manager or (ii) the Underlying Company Matter irrespective of the involvement of the Affected Manager), then the majority of the Managers who are not Affected Managers may waive the removal of the Affected Manager.

Section 7.14 Conflicts of Interest.

(a) If a Manager may have a conflict of interest with respect to any decision to be made by the Board, such Manager shall inform the Board of such conflict. Unless such conflict is waived by all of the disinterested members of the Board (excluding such Manager), such Manager shall recuse itself from discussions and voting on such matter before the Board.

(b) A Manager shall recuse itself from any matter that all of the disinterested members of the Board (excluding such Manager) reasonably determines in good faith would give rise to a conflict of interest under Delaware law on the part of such Manager.

ARTICLE VIII
Transfer

Section 8.01 General Restrictions on Transfer.

(a) Each Member agrees that such Member will not, directly or indirectly, voluntarily or involuntarily Transfer (as hereinafter defined) any of its Shares unless consented to in writing by the Board, provided, however, that, (i) any Member may Transfer its Shares to another Member and (ii) a Member may transfer Exchangeable Shares to an Affiliate of such Member (each, a “Permitted Transfer”). Any Member making a Permitted Transfer must notify the Company in writing in advance of such Permitted Transfer.

(b) Any Transfer or attempted Transfer of any Shares in violation of this Agreement or the Protection Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Shares for all purposes of this Agreement.

(c) Each Member acknowledges and agrees that they are subject to the Repurchase Right pursuant to Article 7 of the Share Purchase Agreement and the covenants and agreements related to the Repurchase Right contained in Article 7 of the Share Purchase Agreement.

(d) For the avoidance of doubt, any Transfer of Shares permitted by Section 8.01, and purporting to be a sale, transfer, assignment, or other disposal of the entire ownership interest represented by such Shares, inclusive of all the rights and benefits applicable to such Shares as described in the definition of the term “ Shares” shall be deemed a sale, transfer, assignment, or other disposal of such Shares in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “ Shares”.

ARTICLE IX
Accounting; REPORTING; Tax Matters

Section 9.01 Information to the Members. No Member shall be entitled to, and the Company shall not be obligated to provide to any member, any financial statements, inspection right or Company budget to any Member.

Section 9.02 Tax Returns. At the expense of the Company, the Board (or any Officer that it may designate pursuant to Section 7.07) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business.

Section 9.03 Tax Election. The Members acknowledge that the Company shall elect to be taxed as a corporation. No Member nor the Company shall take any action to the contrary of such election.

ARTICLE X
Dissolution and Liquidation

Section 10.01 Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a) the determination of the Board to dissolve the Company;

(b) an election to dissolve the Company made by holders of 50% of the Voting Shares;

(c) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or

(d) the entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 10.02 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 10.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 10.03, and the Certificate of Formation shall have been cancelled as provided in Section 10.04.

Section 10.03 Liquidation. If the Company is dissolved pursuant to Section 10.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a) Liquidator. The Board, or, if the Board is unable to do so, a Person selected by holders of 50% of the Voting Shares, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c) Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i) First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii) Second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(iii) Third, to the Members in the same manner as Distributions are made under and pursuant to Section 6.02.

(d) Discretion of Liquidator. Notwithstanding Section 6.03 or the provisions of Section 10.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator, acting in good faith, deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed shall be valued at its Fair Market Value, as determined by the Liquidator in good faith.

Section 10.04 Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 10.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 10.05 Survival of Rights, Duties, and Obligations. Dissolution, liquidation, winding up, or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s right to indemnification pursuant to Section 11.03.

Section 10.06 Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company and shall have no recourse therefor (upon dissolution or otherwise) against any Manager, the Liquidator, or any other Member.

ARTICLE XI
Exculpation and Indemnification

Section 11.01 Exculpation of Covered Persons.

(a) Covered Persons. As used herein, the term “Covered Person” shall mean each (i) Member; (ii) officer, director, shareholder, partner, member, Affiliate, employee, agent, or representative of a Member, and each of their controlling Affiliates; and (iii) each Manager, Officer, Board observer, employee, agent, or representative of the Company.

(b) Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in his, her, their, or its capacity as a Covered Person, whether or not such Person continues to be a Covered Person at the time such loss, damage, or claim is incurred or imposed, so long as such action or omission does not constitute fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary.

(c) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any Company Subsidiary and upon such information, opinions, reports, or statements (including financial statements and information, opinions, reports, or statements as to the value or amount of the assets, liabilities of the Company or any Company Subsidiary, or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) a Manager; (ii) one or more Officers or employees of the Company or any Company Subsidiary; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the Company or any Company Subsidiary; or (iv) any other Person selected in good faith by or on behalf of the Company or any Company Subsidiary, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 11.02 Liabilities and Duties of Covered Persons.

(a) Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligations of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b) Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including such Covered Person’s own interests (or, in the case of a Manager, the interests of the Member that appointed such Manager or such Member’s

Affiliates), and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith,” the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

Section 11.03 Indemnification.

(a) To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person from and against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i) any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company in connection with the business of the Company; or

(ii) the fact that such Covered Person is or was acting in connection with the business of the Company as a manager, officer, employee, or agent of the Company or that such Covered Person is or was serving at the request of the Company as a manager, director, officer, employee, or agent of any other Person, including any Company Subsidiary;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his, her, their, or its conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary, in each case as determined by a final, non-appealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary.

(b) Entitlement to Indemnity. The indemnification provided by this Section 11.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 11.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 11.03 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.

(c) Insurance. To the extent available on commercially reasonable terms, the Company may purchase and thereafter maintain, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company or any Company Subsidiary for any amounts previously paid to such Covered Person by the Company or any Company Subsidiary in respect of such Losses.

(d) Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 11.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(e) Savings Clause. If this Section 11.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 11.03 to the fullest extent permitted by any applicable portion of this Section 11.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(f) Amendment. The provisions of this Section 11.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 11.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification, or repeal of this Section 11.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification, or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

Section 11.04 Survival. The provisions of this ARTICLE XI shall survive the dissolution, liquidation, winding up, and termination of the Company.

ARTICLE XII
Miscellaneous

Section 12.01 Protection Agreement. Any action taken by the Company, a Member, the Board, any sole Manager or any officer of the Company that is either not permitted by or would constitute a breach of the Protection Agreement shall be considered null and void, and the Company and all Members agree that (1) the Company has no authority (pursuant to Section 7.01 hereof or otherwise) to take any such action and (2) notwithstanding anything to the contrary in this Agreement, this Section and Section 4.13 shall be for the benefit of and enforceable by Canopy Sub, Canopy or their permitted assigns, as applicable, which shall be entitled to seek any relief or remedy (including specific performance) permissible under applicable law in connection therewith. The Company and each Member acknowledge and agree that the Protection Agreement shall remain in full force and effect upon a Transfer of Exchangeable Shares and each holder of Exchangeable Shares now or in the future shall be entitled to the benefits and protections set forth in the Protection Agreement.

Section 12.02 Confidentiality. Each Member shall, and shall cause each of such Member’s Affiliates to, maintain, at all times (including after any time that such Member ceases to be a Member), the confidentiality of all information furnished to such Member pertaining to the Company or the Company Subsidiaries (“Confidential Information”), other than information that such Member can demonstrate (a) is or becomes generally available to the public other than as a result of a disclosure by such Member or such Member’s Affiliate; (b) becomes available to such Member or any of such Member’s Representatives on a non-confidential basis from a third party who is not known by such Member to be prohibited by any obligation of confidentiality owed to the Company or any Company Subsidiary from transmitting the information to such Member; or (c) was already in the possession of such Member prior to his, her, their, or its becoming a Member; provided, however, that the prohibitions set forth in this Section 12.02 shall not prohibit disclosure of Confidential Information (i) to Representatives of such Member or such Member’s Affiliates who, in the reasonable judgment of such Member, have a need to know such information and shall be subject to a confidentiality obligation at least as protective as set forth herein; (ii) to any investor in the equity or assets of the Initial Member or its Affiliates as part of disclosures to such investor in the ordinary course of the Initial Member’s or its Affiliate’s business; (iii) to any bona fide prospective Transferee of such Member that shall have agreed to be bound by the provisions of this Section 12.02 as if a Member; (iv) to the extent necessary in the course of performing such Member’s obligations or enforcing any remedy under this Agreement or the agreements expressly contemplated hereby; or (v) as is required to be disclosed by a court of competent jurisdiction, administrative body, or governmental body or by subpoena, summons, or legal process, or by Applicable Law; provided that, to the extent permitted by Applicable Law, the Member required to make such disclosure shall provide to the Board prompt notice of such disclosure. The Company and each Member acknowledges and agrees that a public announcement and/or other disclosure of the Company, its ownership, and its business dealings (each an “Announcement”) may become necessary from time to time under applicable law or for other valid business reasons. Should the Company (or any Member) determine that an Announcement is required, it will provide notice to any Covered Person mentioned or referenced in such Announcement as soon as reasonably possible, and will not release such Announcement until the form and content of the Announcement is approved by the Covered Person, acting reasonably.

Section 12.03 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 12.04 Further Assurances. Each Member shall execute all such certificates and other documents and do all such filing, recording, publishing, and other acts as the Board deems necessary or appropriate to comply with the requirements of the Delaware Act or Applicable Law relating to the formation and operation of the Company and the acquisition, operation, or holding of its property.

Section 12.05 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.05):

If to the Company:	35715 US HWY 40, STE D-102 Evergreen CO 80439 Attention: David Klein, Manager Email: contracts@canopycannabis.com

If to a Member, to such Member’s respective mailing address or email address, as set forth on the Members Schedule.

Section 12.06 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 12.07 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 11.03(e), upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 12.08 Entire Agreement. This Agreement, together with the Certificate of Formation, the Share Purchase Agreements, the Protection Agreement, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Section 12.09 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any Member except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

Section 12.10 No Third-Party Beneficiaries. Except as provided in ARTICLE XI, which shall be for the benefit of and enforceable by Covered Persons as described therein and as provided in Sections 4.14 and 12.01, which shall be for the benefit of and enforceable by Canopy Sub, Canopy or their permitted assigns, as applicable, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.11 Amendment. Subject to the terms and conditions of the Protection Agreement, no provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Members holding a majority of the Voting Shares. Any such written amendment or modification will be binding upon the Company and each Member; provided, that (i) an amendment or modification modifying the rights or obligations of (x) any Member in a manner that is disproportionately adverse to such Member relative to the rights of other Members in respect of Shares of the same class or series, or (y) a class or series of Shares in a manner that is disproportionately adverse to such class or series relative to the rights of another class or series of Shares, shall in each case be effective only with that Member’s consent or the consent of the Members holding a majority of the Shares in that disproportionately affected class or series, as applicable and (ii) any amendment or modification of this Section 12.11 shall require the approval of all Voting Members. Notwithstanding the foregoing, the Board may, without the consent of or execution by the Members, (i) amend or modify the Members Schedule, in either case to reflect any new authorization, issuance, redemption, repurchase, or Transfer of Shares in accordance with this Agreement and (ii) upon execution of the Protection Agreement, insert the Protection Agreement as Exhibit C hereto.

Section 12.12 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 12.12 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 4.07(f), Section 7.04(c), and Section 12.15 hereof.

Section 12.13 Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 12.14 Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 12.05 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 12.15 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 12.16 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of such party’s obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 12.17 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 11.02 to the contrary.

Section 12.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission (including via Docusign or similar electronic signature) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 12.19 Independent Counsel. Each Member has read this Agreement and acknowledges that:

(a) counsel for the Company (being Dentons US LLP) and counsel for the Initial Member (being Cassels Brock & Blackwell LLP) prepared this Agreement on behalf of the Company and the Initial Member;

(b) such Member has been advised that a conflict may exist between such Member’s interests, the interests of the other Members, and/or the interests of the Company;

(c) this Agreement may have significant legal, financial, and/or tax consequences to such Member;

(d) none of the Company or its Affiliates or Representatives (including counsel) makes or has made any representations to such Member regarding such consequences; and

(e) such Member has been advised to seek, and has had the full opportunity to seek, the advice of independent counsel and tax or other advisors regarding such consequences.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company: Canopy USA, LLC
By:_/s/ David Klein______________ Name: David Klein Title: Authorized Signatory
The Member: EB Transaction Corp.
By:_/s/ Jeridean Young___________ Name: Jeridean Young Title: Authorized Signatory

[Signature Page – Operating Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

See Attached

JOINDER AGREEMENT

Reference is hereby made to the Limited Liability Company Agreement, dated September 1, 2022, as amended from time to time (the "LLC Agreement"), between EB Transaction Corp., a Delaware, a company organized under the laws of Delaware, Canopy USA, LLC, a company organized under the laws of Delaware (the "Company"), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to the LLC Agreement by executing a Joinder Agreement. Pursuant to and in accordance with Section 4.01(b) of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto. The undersigned hereby further acknowledges that it has received and reviewed a complete copy of the Protection Agreement and agrees that upon execution of this Joinder, such Person shall be subject to, all of the covenants, terms, and conditions of the Protection Agreement.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ____________, 2022.

[New Member]
By_____________________ Name: Title:
Accepted and Agreed to: Canopy USA, LLC By_____________________ Name: Title:

Exhibit B

FORM OF SHARE PURCHASE AGREEMENT

See Attached

Exhibit C

PROTECTION AGREEMENT

See Attached

SCHEDULE A

MEMBERS SCHEDULE

Member Name	Type of Shares	Number of Shares	Capital Contribution (USD)
EB Transaction Corp.	Class B Shares	1	$1